Exhibit 10.1

AMENDMENT NO. 4
TO THE LINCOLN ELECTRIC HOLDINGS, INC
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(AS AMENDED AND RESTATED AS OF MARCH 1, 2002)

     WHEREAS, Lincoln Electric Holdings, Inc. (the “Company”) adopted the Lincoln Electric Holdings, Inc. Supplemental Executive Retirement Plan (the “Plan”), originally effective as of January 1, 1994;

     WHEREAS, the Plan is classified as a “nonqualified deferred compensation plan” under the Internal Revenue Code of 1986, as amended (the “Code”);

     WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 (the “AJCA”) added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to “amounts deferred” under the Plan after December 31, 2004;

     WHEREAS, pursuant to the AJCA, the Secretary of the Treasury and the Internal Revenue Service will issue proposed, temporary or final regulations and/or other guidance with respect to the provisions of the new Section 409A of the Code (collectively with the AJCA, the “Guidance”);

     WHEREAS, effective January 1, 2005, Amendment No. 3 to the Plan froze benefit accruals under the Plan; and

     WHEREAS, the Company desires to unfreeze benefit accruals under the Plan and make certain other modifications to the Plan benefits.

     NOW, THEREFORE, the Company hereby adopts this Amendment No. 4 to the Plan, which Amendment is intended to unfreeze the Plan with respect to all benefit accruals, to provide that all benefit accruals vested prior to January 1, 2005 will be administered so as to qualify for “grandfather” status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Code Section 409A (as specified in the Plan as in effect before the adoption of Amendment No. 3 to the Plan), to provide that all benefit accruals that are not so “grandfathered” will be administered so as to quality under Section 409A of the Code and to set up a two-tiered benefit structure for new Participants.

     Words used herein the Capital letters that are defined in the Plan are used herein as so defined.

Section 1

     Effective January 1, 2005, Section 1.3 of the Plan is hereby amended in its entirety to read as follows:

     Section 1.3. Benefit freeze. (a) The benefit accrual freeze provided for in the Plan will terminate, and benefit accruals will be reinstated commencing January 1, 2005. Each Participant’s vested accrued benefit under the Plan on December 31, 2004, will be determined based on such Participant’s age and service as determined on such date (the “Participant’s pre 2005 Benefit”).

           (b) With respect to each Participant’s pre-2005 Benefit, the Plan will be administered in a manner that will comply with the “grandfather” provision of Section 885(d) of the AJCA, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and Internal Revenue Service with respect thereto (collectively with the AJCA, the “Guidance”). In all other respects, the Plan is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. The Committee is authorized to adopt rules and regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements of the Guidance (including any transition or grandfather rules thereunder).

Section 2

     Effective January 1, 2005, Section 2.1 of the Plan is hereby amended by adding the following definition after the definition of “Interest Rate” and before the definition of “Normal Retirement Date”:

     “Management Committee and Regional President Participant” means a Participant who serves on the Company’s policy-making committee or a Participant who has been elected by the Board as a President of a region of the Company, and for whom the Committee has designated his participation in this Plan as a Management Committee and Regional President Participant.

Section 3

     Effective January 1, 2005, Section 2.1 of the Plan is hereby amended by adding the following definition after the definition of “Normal Retirement Date” and before the definition of “Participant”:

     “Other Participant” means a Participant who is not a Management Committee and Regional President Participant.

Section 4

     Effective January 1, 2005, Subsection (a) of Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

(a)	=	(i) for an individual who was a Participant as of December 31, 2004, one and four hundred forty-five thousandths percent (1.445%) of such Participant’s Final Average Pay multiplied by his Years of Service, but not greater than sixty-five percent (65%) of the Participant’s Final Average Pay; or

(ii) for an individual who becomes a Participant on or after January 1, 2005 and who is designated as a Management Committee and Regional President Participant, one and three hundred thirty-three thousandths percent (1.333%) of such Participant’s Final Average Pay multiplied by his Years of Service, but not greater than sixty percent (60%) of the Participant’s Final Average Pay; or

(iii) for an individual who becomes a Participant on or after January 1, 2005 and who is designated as an Other Participant, one and one hundred eleven thousandths percent (1.111%) of such Participant’s Final Average Pay multiplied by his Years of Service, but not greater than fifty percent (50%) of the Participant’s Final Average Pay; and

* * *

     The effective date of this Amendment No. 4 is January 1, 2005. Pre 2005 Benefits accrued and vested prior to January 1, 2005 and that qualify for “grandfather” status under Section 409A of the Code and Section 885(d) of the AJCA shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Plan as in effect prior to January 1, 2005.

     EXECUTED this ___day of ___, 2005.

LINCOLN ELECTRIC HOLDINGS, INC.

By:_______________________________
Title:____________________________

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